NEWS RELEASE FOR IMMEDIATE RELEASE
BRIGHAM EXPLORATION ANNOUNCES FOURTH BAKKEN DISCOVERY AND SIGNIFICANT ACREAGE GROWTH IN MOUNTRAIL COUNTY, NORTH DAKOTA AND EXTENSIONAL AREAS, AND PROVIDES AN OPERATIONAL UPDATE

Austin, TX - March 3, 2008 -- Brigham Exploration Company (NASDAQ: BEXP) announced its fourth Mountrail County horizontal Bakken discovery and the commencement of its fifth well. Brigham also announced growth in its acreage in the Williston Basin to over 240,000 net acres. Most of the recent growth has occurred in Mountrail County and extensional areas where Brigham now controls over 88,000 net acres.

SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Resource Plays	Objective	WI%	NRI	Status / Comments
Hallingstad 27 #1H	Bakken	48%	36%	Completing Mountrail Co. well flowing after frac @ early rate of ~ 450 Boepd up 4.5" casing
Bakke 23 #1H	Bakken	93%	76%	Producing ~ 310 Boepd on rod pump
Hynek 2 #1H	Bakken	97%	78%	Producing ~ 142 Boepd on rod pump
Bergstrom Family Trust 26 #1H	Bakken	56%	43%	Producing ~ 119 Boepd on rod pump
Manitou State 36 #1H	Bakken	100%	81%	Drilling Mountrail Co. Bakken well ~1 mile northeast of Hynek 2 #1H in vertical @ depth of ~9,000'
Headington Nesson State 41 X 36H	Bakken	14%	12%	Completing Mountrail Co. Consortium Bakken well
Headington Nesson State 42 X 36H	Bakken	14%	12%	Drilling Mountrail Co. Consortium Bakken monitoring well in lateral @ ~12,365'
Headington Nesson State 44 X 36H	Bakken	14%	12%	Planned April spud of Mountrail Co. third Consortium Bakken well
Johnson 33 #1H	Bakken	38%	30%	Planned April spud of North Stanley extensional area horizontal Bakken well
Bakke Offset	Bakken	67%	55%	Planned May spud of western offset to Bakke 23 #1H
Mrachek 15-22 1H	Bakken	100%	79%	Horizontal sidetrack of McKenzie Co., ND well being remediated after apparent casing leak
Krejci Fed. #1-32H	Mowry	50%	40%	Successfully drilled and swell packers installed, fracing Mid-March, results early April

Conventional Wells	Objective	WI%	NRI	Status / Comments
Richardson 25 #1	Red River	90%	68%	Discovery currently producing 279 Boepd
Red River Test	Red River	75%	60%	Planned April Red River exploration well, est. total depth of 11,200', results expected in June
Cary Sr. Estate #1	Oligocene	40%	29%	Completing after encountering approx. 26' of pay @~12,300' true vertical depth, results in late March
SL 18826 #1	Miocene	50%	38%	Planned April spud of 1st of 5 planned 2008 JV wells to test amplitude related prospects, total depth ~7,900'
BLM 013045 #1	Miocene	50%	38%	Planned May spud of 2nd of 5 planned JV wells to test amplitude related prospects ~10,500'
Cotten Land #5	Miocene	39%	27%	Planned July spud of acceleration well developing behind pipe pay in Cotten Land #3 producer
Sullivan C-38	Vicksburg	100%	76%	Drilling development well in prolific Floyd Field @ depth of 10,610', est. total depth of 14,000', results in April
Sullivan C-39	Vicksburg	100%	76%	Planned late March spud of Triple Crown Field development well, results expected in June
Sullivan F-35	Vicksburg	100%	76%	Planned May spud of Dawson Sand development well in Triple Crown Field, results expected in July

Williston Basin

Acreage Growth to over 240,000 Net Acres with over 88,000 Net Acres in Mountrail County & Extensional Areas - Brigham has grown its acreage position in the Williston Basin to over 240,000 net acres. Most of the recent growth has occurred east of the Nesson Anticline in Mountrail County and extensional areas where Brigham now controls over 88,000 net acres, approximately 40,300 net acres of which are located in Mountrail County. Approximately 7,000 net acres are generally proximal to the Parshall Field and EOG's Austin discoveries, while roughly 26,000 net acres are located in the Ross area, generally between the Parshall Field area and the Nesson Anticline. An additional 7,300 net acres are located in Mountrail County in the North Stanley area, which is approximately 15 miles northwest of the EOG Austin wells, and approximately 12 miles north of the Brigham operated Bakke 23 #1H. Approximately 48,000 net acres are located in undisclosed extensional areas to the east of the Nesson Anticline.

To the west of the Nesson Anticline in McKenzie and Williams Counties, North Dakota, Brigham controls Bakken rights on approximately 51,000 net acres. In eastern Montana, where Brigham drilled its recent Red River discovery, Brigham controls all rights on roughly 100,000 net acres in Sheridan and Roosevelt Counties.

Mountrail County Bakken Drilling and Completion Activity - Brigham successfully drilled and completed its fourth operated Mountrail County horizontal Bakken well, the Hallingstad 27 #1H. Subsequent to fracture stimulation the Hallingstad 27 #1H produced at an early rate of approximately 450 Boe per day up 4.5" casing. Northern Oil and Gas Inc. (OTC: NOGS) participated in the Hallingstad 27 #1H with a 8.4% working interest, which increases to a 20% working interest after payout. The Hallingstad 27 #1H is located approximately one mile west of the Bergstrom Family Trust 26 #1H well and approximately four miles northeast of the Parshall Field.

Subsequent to drilling the Hallingstad 27 #1H, Brigham commenced the Manitou State 36 #1H, which is currently drilling at a depth of approximately 9,000 feet. The Manitou State 36 #1H is located approximately one mile northeast of the Brigham operated Hynek 2 #1H and approximately five miles northwest of the Brigham operated Bakke 23 #1H. Following the Manitou State 36 #1H, Brigham plans to commence the Johnson 33 #1H in the North Stanley area, where Brigham controls approximately 7,300 net acres. Brigham currently plans to keep this operated rig running continuously to drill horizontal Bakken wells in North Dakota.

Brigham has installed 2 7/8" production tubing and pumping units on its first three Mountrail County horizontal Bakken completions. The Bakke 23 #1H is currently producing approximately 310 Boe per day, the Hynek 2 #1H is producing approximately 142 Boe per day, and the Bergstrom Family Trust 26 #1H is producing approximately 119 Boe per day.

Bud Brigham, the Chairman, President and CEO stated, "We're encouraged by the early results of the Hallingstad 27 #1H, which appears to be a strong producer. Approximately five miles to the west of the Hallingstad 27 #1H, EOG has completed the Austin 26 #1H in section 2 of 154N-90W, which they reported to have produced at an early rate of approximately 3,060 barrels per day. We have a meaningful acreage position within a few miles of the Austin 26 #1H, including interests in two sections directly offsetting the discovery. Our larger working interest directly offsets the Austin 26 #1 to the South where we own a 25% interest and is reportedly planned to be drilled this year. As shown on our Mountrail area map in our corporate presentation, we control approximately 7,000 net acres in the Parshall Field area, including acreage offsetting EOG's three previously announced high rate Austin discoveries in sections 2, 4 and 9 of T154N-R90W. Provided the area is developed on 640 acre spacing roughly 11 net wells would be drilled, double that if 320 acre spacing is validated, which we believe to be likely. Given the accelerating drilling pace announced by several of the operators, we expect drilling in this area to meaningfully impact our production and reserves in 2008 and subsequent years."

Bud Brigham continued, "Subsequent to drilling the Manitou State 36 #1H, we'll commence the Johnson 33 #1H in our North Stanley area. We believe this area has many attributes in common with the Parshall/Austin area, and it is about 17 miles northwest and generally on trend with those producers. In total, the 88,000 net acres we've accumulated in the play east of the Nesson Anticline, including approximately 40,300 of which is in Mountrail County, provides us with the potential to drill 137 to 275 net wells, depending on spacing. Given our size, we believe we've accumulated the most impactful acreage position in the Bakken play. This year, we expect to drill or participate in the drilling of at least seventeen gross, or six net wells in the play in at least four different areas."

About Brigham Exploration

Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward Looking Statement Disclosure

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward looking statements include our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company's filings with the Securities and Exchange Commission. Forward looking statements are typically identified by use of terms such as "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward looking statements may be expressed differently. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager
(512) 427-3300